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                          ERHC INVESTMENT GROUP II LLC
                             c/o Corporate Builders
                       777 South Flagler Drive, Suite 909
                         West Palm Beach, Florida 33401



                              As of April 27, 1999



Environmental Remediation
      Holding Corporation
3-5 Aubry Lane
Oyster Bay, New York  11753
Attention:  President


      Re:   Subscription Agreement


Ladies and Gentlemen:

            We refer to the letter of intent, dated as of April 8, 1999 (the "Letter of Intent"), between ERHC Investment Group, Inc., a corporation organized under the laws of the State of Florida ("Investment Group Inc."), and Environmental Remediation Holding Corporation, a corporation organized under the laws of the State of Colorado (the "Company"), pursuant to which the Company agreed, among other things: (i) to issue to Investment Group Inc. or its assignees in one or more transactions validly issued, fully paid, and nonassessable shares (the "Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock") representing fifty-one percent of the issued and outstanding capital stock of the Company on a fully-diluted basis after giving effect to all of the transactions contemplated by the Letter of Intent; and (ii) to enter into a definitive securities purchase agreement (the "Securities Purchase Agreement") with respect to such issuances of Common Stock. This letter agreement (as amended, supplemented, or otherwise modified from time to time, this "Agreement"), is intended to set forth the mutual understanding and agreement between ERHC Investment Group II LLC, a limited liability company organized under the laws of the State of Delaware ("Investor"), the assignee of certain of Investment Group Inc.'s rights under the Letter of Intent, and the Company regarding Investor's subscription for a portion of the Shares prior to the execution and delivery of the Securities Purchase Agreement by the parties thereto. In consideration of the respective agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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            Investor hereby irrevocably subscribes for the portion of the Shares
(the "Group II Shares") representing 27.195 percent of the issued and outstanding capital stock of the Company on a fully-diluted basis after giving effect to all of the transactions contemplated by the Letter of Intent, and Investor shall pay therefor in lawful money of the United States of America in one or more installments from time to time after the date hereof in accordance with the terms and conditions of the Letter of Intent $2,625,000 in the aggregate (the "Purchase Price"). Notwithstanding anything to the contrary contained herein, the obligations of Investor and the Company hereunder shall be subject in all respects to the execution and delivery of the Securities Purchase Agreement and the other terms and conditions of the Letter of Intent.

            As an inducement to the Company to enter into this Agreement, Investor hereby represents and warrants to the Company that:

                  (i) Investor has duly executed and delivered this agreement, and (assuming due execution and delivery by the Company) this agreement constitutes a legal, valid, and binding obligation of Investor, enforceable against Investor in accordance with its terms;

                  (ii) Investor's execution, delivery, and performance hereof do not and will not: (A) violate or conflict with Investor's certificate of formation or similar organizational documents, or any law or any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any governmental authority and applicable to Investor;
      (B) violate or infringe upon any rights of any person; or (C) require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority or any other person; and

                  (iii) Investor understands that the Group II Shares have not been registered under the Securities Act of 1933, as amended, or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom.

            As an inducement to Investor to enter into this Agreement, the Company hereby represents and warrants to Investor as follows:

                  (i) The Company has duly executed and delivered this agreement, and (assuming due execution and delivery by Investor) this agreement constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                  (ii) The Company's execution, delivery, and performance hereof do not and will not: (A) violate or conflict with the Company's articles of
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      incorporation or by-laws or similar organizational documents, or any law or any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any governmental authority and applicable to the Company; (B) violate or infringe upon any rights of any person; or (C) require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority or any other person; and

                  (iii) Upon issuance, the Group II Shares will be validly issued, fully paid, and nonassessable and will not be subject to any preemptive rights, and will represent not less than 27.195 percent of the issued and outstanding capital stock of the Company on a fully-diluted basis after giving effect to all of the transactions contemplated by the Letter of Intent.

            No amendment hereof or supplement or other modification hereto, and no consent to, or waiver, discharge, or release of, any term or provision or breach hereof, shall be valid or effective unless such amendment, supplement, or other modification, or such consent, waiver, discharge, or release, is in writing, expressly refers hereto, and is signed by the party to be bound thereby.

            If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

            This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.

            This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.
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            Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.


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            Please evidence your acknowledgment of and agreement to the foregoing by executing and delivering to Levin & Srinivasan LLP, counsel to the undersigned, by telecopier at (212) 957-4565 a counterpart hereof.


                                    Very truly yours,

                                    ERHC INVESTMENT GROUP II LLC


                                    By: /s/ HOWARD D. TALKS
                                       _________________________________
                                        Howard D. Talks
                                        Managing Member


ACKNOWLEDGED AND AGREED
    as of April 27, 1999:

ENVIRONMENTAL REMEDIATION
    HOLDING CORPORATION


By: /s/ JAMES A. GRIFFIN
   ______________________________
        Name: James A. Griffin
        Title: Secretary